Exhibit 99.1

Investor Relations Contact:	Media Contacts:
John G. Nesbett	Sarah Zimmerman
Institutional Marketing Services, Inc.	MedAvant Healthcare Solutions
203-972-9200	404-368-2598
jnesbett@institutionalms.com	szimmerman@medavanthealth.com
MEDAVANT ELECTS JAMES B. HUDAK CHAIRMAN OF BOARD OF DIRECTORS
ATLANTA, GA.—(BUSINESS WIRE)— February 14, 2007— MedAvant Healthcare Solutions (MedAvant) (NASDAQ: PILL), a leader in healthcare technology and transaction services, today announced that James B. Hudak has been elected chairman of its Board of Directors.
Hudak joined the MedAvant Board of Directors in June 2006, the same month he retired as Chief Executive Officer of Behavioral Solutions, a $1.2 billion business segment of UnitedHealth Group. He was CEO of UnitedHealth Technologies from 1999 to 2003. Prior to UnitedHealth, Hudak spent 19 years at Accenture, formerly Andersen Consulting, where he rose to the position of global managing partner of the healthcare practice. He earned his bachelor’s degree in economics from Yale University and Master’s of Public Policy from the University of Michigan where he chairs the Committee for the Gerald R. Ford School of Public Policy.
“Jim is a proven innovator and leader in the healthcare technology space. His breadth of experience and business acumen have been a significant benefit to the company during his short tenure, and we look forward to his elevated role as chairman of MedAvant,” said John Lettko, CEO and President of MedAvant.
“Under John Lettko’s leadership, MedAvant has put together a new and deep management team which has already greatly improved operating results. I’m looking forward to working with them and continuing to achieve significant progress in the Company,” Hudak said.
About MedAvant Healthcare Solutions
MedAvant, a leader in healthcare technology services, provides healthcare transaction processing, medical cost containment services through NPPN™, business process outsourcing solutions and related value-added products to physicians, payers, pharmacies, medical laboratories, and other healthcare suppliers. To facilitate these services, MedAvant operates PhoenixSM, a highly scalable and secure national information platform, which supports real-time direct connectivity and transaction processing between healthcare clients. For more information about MedAvant, please visit the Company’s website at http://www.medavanthealth.com. MedAvant is a trade name of ProxyMed, Inc.
Forward Looking Statement

Statements in this release that are “forward-looking statements” are based on current expectations and assumptions that are subject to risks and uncertainties. In some cases, forward-looking statements can be identified by terminology such as “may,” “should,” “potential,” “continue,” “expects,” “anticipates,” “intends,” “plans,” “believes,” “estimates,” and similar expressions. Actual results could differ materially from projected results because of factors such as: the soundness of our business strategies relative to the perceived market opportunities; MedAvant’s ability to successfully develop, market, sell, cross-sell, install and upgrade its clinical and financial transaction services and applications to current and new physicians, payers, medical laboratories and pharmacies; the ability to compete effectively on price and support services; MedAvant’s ability and that of its business associates to perform satisfactorily under the terms of its contractual obligations, and to comply with various government rules regarding healthcare and patient privacy; entry into markets with vigorous competition, market acceptance of existing products and services, changes in licensing programs, product price discounts, delays in product development and related product release schedules, any of which may cause revenues and income to fall short of anticipated levels; the availability of competitive products or services; the continued ability to protect the company’s intellectual property rights, implementation of operating cost structures that align with revenue growth; uninsured losses; adverse results in legal disputes resulting in liabilities; unanticipated tax liabilities; the effects of a natural disaster or other catastrophic event beyond our control that results in the destruction or disruption of any of our critical business or information technology systems. Any of these factors could cause the actual results to differ materially from the guidance given at this time. For further cautions about the risks of investing in MedAvant, we refer you to the documents MedAvant files from time to time with the Securities and Exchange Commission, including, without limitation, its most recently filed Annual Report on Form 10-K/A. MedAvant does not assume, and expressly disclaims, any obligation to update information contained in this document. Although this release may remain available on our website or elsewhere, its continued availability does not indicate that we are reaffirming or confirming any of the information contained herein.
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